                                                                     Exhinit 4.3

                      LOAN AND SECURITY AGREEMENT AMENDMENT

                                  by and among

                    HANDY &  HARMAN AND ITS SUBSIDIARIES NAMED
                              HEREIN AS BORROWERS,
                                  as Borrowers,

                                       and

                  EACH OF ITS SUBSIDIARIES THAT ARE SIGNATORIES
                              HERETO AS GUARANTORS,
                                 as Guarantors,

                                       and

                         CANPARTNERS INVESTMENTS IV, LLC

                             Dated: October 29, 2004

                      LOAN AND SECURITY AGREEMENT AMENDMENT

     This LOAN AND SECURITY AGREEMENT AMENDMENT (this "Amendment") dated as of
October 29, 2004 is entered into by and among Handy &  Harman, a New York corporation ("Parent"), Olympic Manufacturing Group, Inc., a Delaware
corporation ("Olympic"), Continental Industries Inc., an Oklahoma corporation
("Continental"), Maryland Specialty Wire, Inc. a Delaware corporation ("Maryland
Wire"), Handy &  Harman Tube Company, Inc., a Delaware corporation ("H& H Tube"),
Camdel Metals Corporation, a Delaware corporation ("Camdel"), Canfield Metal
Coating Corporation, a Delaware corporation ("Canfield"), Micro-Tube
Fabricators, Inc., a Delaware corporation ("Micro-Tube"), Indiana Tube
Corporation, a Delaware corporation ("Indiana Tube"), Lucas-Milhaupt, Inc., a
Wisconsin corporation ("Lucas"), Handy &  Harman Electronic Materials
Corporation, a Florida corporation ("H& H Electronic"), Sumco Inc., an Indiana corporation ("Sumco", and together with Parent, Olympic, Continental, Maryland
Wire, H& H Tube, Camdel, Canfield, Micro-Tube, Indiana Tube, Lucas and H& H
Electronic, each individually a "Borrower" and collectively, "Borrowers"), Handy
&  Harman of Canada, Limited, an Ontario corporation ("H& H Canada"), ele
Corporation, a California corporation ("ele"), Alloy Ring Service Inc., a
Delaware corporation ("Alloy"), Daniel Radiator Corporation, a Texas corporation
("Daniel"), H& H Productions, Inc., a Delaware corporation ("H& H Productions"),
Handy &  Harman Automotive Group, Inc ., a Delaware corporation ("H& H Auto"),
Handy &  Harman International, Ltd., a Delaware corporation ("H& H
International"), Handy &  Harman Peru, Inc., a Delaware corporation ("H& H Peru"),
KJ-VMI Realty, Inc., a Delaware corporation ("KVR"), Pal-Rath Realty, Inc., a
Delaware corporation ("Pal-Rath"), Platina Laboratories, Inc., a Delaware
corporation ("Platina"), Sheffield Street Corporation, a Connecticut corporation
("Sheffield"), SWM, Inc., a Delaware corporation ("SWM") and Willing B Wire
Corporation, a Delaware corporation ("Willing" and together with each of H& H
Canada, ele, Alloy, Daniel, H& H Productions, H& H Auto, H& H International, H& H
Peru, KVR, Pal-Rath, Platina, Sheffield and SWM, each individually, a
"Guarantor" and collectively, "Guarantors"), and Canpartners Investments IV,
LLC, a California limited liability company ("Canpartners").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Ableco Finance LLC, a Delaware limited liability company
("Ableco"), in its capacity as Agent pursuant to the Loan and Security Agreement
(as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, "Existing Agent"), and Ableco, Fortress Credit
Opportunities I LP, a Delaware limited partnership ("Fortress I"), and Fortress
Credit Opportunities II LP, a Delaware limited partnership ("Fortress II"), each as parties to the Loan and Security Agreement (as hereinafter defined) as lenders (individually, each "Existing Lender" and collectively, "Existing
Lenders") entered into financing agreements pursuant to which Existing Agent and
Existing Lenders made loans to the Borrowers as set forth in the Loan and
Security Agreement, dated March 31, 2004, by and among Borrowers, Existing Agent and Existing Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan and
Security Agreement"); and

     WHEREAS, Canpartners has indicated its willingness to assume the obligations of Existing Agent and Existing Lenders under the Loan and Security
Agreement, subject to this Amendment becoming effective on the Amendment
Effective Date (as defined herein);

     WHEREAS, Canpartners wishes to amend, and Borrowers have agreed to amend, the Fee Letter to include, among other things, payment of an Anniversary Fee (as such term is defined therein);

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

1.   DEFINITIONS. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Loan and Security Agreement.

2.   AMENDMENTS. As of the Amendment Effective Date (as defined in SECTION 4 hereof), the following Financing Agreements shall be amended as

     2.1   Section 1.17 of the Loan and Security Agreement defining "Cash
Collateral Agreement" shall be deleted in its entirety. Section 1.17 shall read as follows:

                        1.17        Intentionally Omitted.

     2.2   Section 1.48 of the Loan and Security Agreement shall be amended by deleting "the Cash Collateral Agreement," and restated in its entirety to read as follows:

           1 .48 "Financing Agreements" shall mean, collectively, this
           Agreement, the Loan and Security Agreement Amendment dated October
           29, 2004, the WHX Subordination Agreement and all notes, guarantees, security agreements, deposit account control agreements, investment property control agreements, intercreditor agreements and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or Obligor in connection with this Agreement.

     2.3   Section 1.62(a) of the Loan and Security Agreement shall be amended and restated in its entirety to read as follows:

           (a) Subject to clause (b) of this definition below, (i) for all periods ending prior to October 29, 2004, a rate equal to eight percent (8%) per annum in excess of the Prime Rate and (ii) for all periods ending on or after October 29, 2004, a rate equal to four percent (4%) per annum in excess of the Prime Rate.

     2.4   Section 1.68 of the Loan and Security Agreement shall be amended and restated in its entirety to read as follows:

           1 .68 "Leverage Ratio" shall mean, as of any date, the ratio of (a)
           the aggregate principal amount of the Loan outstanding on such date plus the aggregate principal amount of all other Indebtedness
           (including the amount of all contingent liabilities in respect of undrawn letters of credit) of the Parent and its Subsidiaries on such date; to (b) EBITDA of the Parent and its Subsidiaries for the period of four (4) consecutive fiscal quarters ended on such date.

     2.5   Section 11.3 of the Loan and Security Agreement shall be amended and restated by the addition of Section 11.3(e) as follows:

           (e) Lender will be paid covenant waiver fees on the same basis, and will agree to substantially the same waivers to the extent applicable to the Loan that are negotiated and payable to Congress.

     2.6   Section 13.3 of the Loan and Security Agreement shall be amended and restated in its entirety to read as follows:

           13 .3 Notices. All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

                 If to any  Borrower or Guarantor : c/o Handy
                 &  Harman 555 Theodore  Fremd Avenue Rye, New
                 York  10580   Attention  :  Chief  Financial
                 Officer  Telephone  No  . :  (914)  921-5200
                 Telecopy No.: (914) 925-4498

                 with a copy to :
                 Olshan Grundman Frome Rosenzweig &  Wolosky LLP
                 Park Avenue Tower
                 65 East 55th Street
                 New York, New York 10027
                 Attention: Steven Wolosky, Esq .
                 Telephone No .: (212) 451-2300
                 Telecopy No.: (212) 451-2222

                 If to Agent:
                 Canpartners Investments IV, LLC

                 c/o Canyon Capital Advisors, LLC
                 9665 Wilshire Boulevard, Suite 200
                 Beverly Hills, CA  90212
                 Attention:  John Plaga
                 Telephone No.:  (310) 247-2700
                 Telecopy No.:  (310) 247-2719

                 with a copy to :
                 Sidley Austin Brown &  Wood LLP
                 555 West Fifth Street
                 Los Angeles, California  90013
                 Attention: Gary J. Cohen, Esq.
                 Telephone No.:  (213) 896-6000
                 Telecopy No.:  (213) 896-6600

     2.7   The Loan and Security Agreement shall be amended as follows:

           REGISTRATION OF INTERESTS IN THE LOAN.
           -------------------------------------

           (a) The Borrowers hereby acknowledge and make the Loan a registered obligation for United States withholding tax purposes. The Borrowers shall be the registrar for the Loan (the "Registrar") with full power of substitution, and hereby appoint the Agent to act as the initial
           Registrar. In the event the Agent becomes unable or unwilling to act as registrar under this Agreement, the Borrowers shall reasonably designate a successor Registrar. Each Lender who is a foreign person, by its acceptance of its Loan or any interest therein, hereby agrees to provide the Borrowers with a completed Internal Revenue Service
           Form W-8BEN (Certificate of Foreign Status) or a substantially similar form for such Lender, participants or other affiliates who are holders of beneficial interests in the Loan. Notwithstanding any contrary provision contained in this Agreement or any of the other
           Loan Documents, neither the Loan nor any interests therein may be sold, transferred, hypothecated, participated or assigned to any
           Person except upon satisfaction of the conditions specified in this
           Section. Each Lender, by its acceptance of its interest in the Loan, agrees to be bound by the provisions of this Section.

           (b) The Registrar shall keep at its principal executive office (or an office or agency designated by it by notice to the last Registrar) a ledger, in which, subject to such reasonable regulations as it may prescribe, but at its expense (except as specified below), it shall provide for the registration and transfer of the Loan or interests therein (the "Register"). No sale, transfer, hypothecation, participation or assignment of any interest in the Loan shall be effective for any purpose until it shall be entered on the Register.
           Prior to the registration of assignment or sale of any interest in the Loan, the Registrar shall treat the Person in whose name such
           Loan is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary. In the event of a sale, transfer,
           hypothecation, participation or assignment of the Loan or any interest therein, the Lender prior to such sale, transfer, hypothecation, participation or assignment of such interest therein shall provide the Registrar with notice of such transaction at the time of such transaction. The Registrar shall record the transfer of the Loan on the Register maintained for this purpose upon receipt by the Registrar at the office or agency designated by the Registrar of
           (i) a written assignment of the Loan being assigned (or the applicable interest therein), (ii) funds sufficient to pay any transfer taxes payable upon the making of such transfer as well as the cost of reviewing the documents presented to the Registrar, and
           (iii) such evidence of due execution as the Registrar shall reasonably require. The Registrar shall record the transfer of the
           Loan on the books maintained for such purpose at the cost and expense of the assignee.

           (c) In the event that any Lender sells participations in the Loan, such Lender shall maintain a register on which it enters the names of all participants in the Loan held by it (the "Participation
           Register"). A Loan may be participated in whole or in part only by registration of such participation on the Participation Register, and any participation of such Loan or transfer of such participation may be effected only by the registration of such participation on the
           Participant Register. The Participation Register shall be provided to the Registrar by such Lender within ten (10) days of a change in the interest of any participant in the Loan, and the Registrar shall enter any such change in the Participation Register.

     2.8   Section 3 of the Fee Letter shall be amended and restated in its entirety to read as follows:

           3. ANNIVERSARY FEE. So long as any portion of the Loan is outstanding on June 30 of any year, Borrowers shall pay to Agent, for the account of the Lenders, a fee in an amount equal to $1,065,000 (the
           "Anniversary Fee"); PROVIDED, HOWEVER, that if any portion of the
           Loan is outstanding on March 31, 2007, the Anniversary Fee due in
           2007 shall be fully earned as of and payable on March 31, 2007.

3.   REPRESENTATIONS AND WARRANTIES. Borrowers and Guarantors hereby jointly and severally represent and warrant to Canpartners that, as of the Amendment
Effective Date and after giving effect to this Amendment:

     3.1.  All of the representations and warranties of Borrowers and Guarantors contained in this Amendment, the Loan and Security Agreement and the other
Financing Agreements are true and correct on and as of the Amendment Effective
Date, as if then made;

     3.2.  No Default or Event of Default has occurred or is continuing;

     3.3.  Since December 31, 2003, (i) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect;
(ii) there has been no material adverse change in the industry in which
Borrowers or Guarantors operate; (iii) no litigation has been commenced which, if successful, would have a Material Adverse Effect or could challenge any of the transactions contemplated by the Amendment, the Loan and Security Agreement
or the other Financing Agreements; and (iv) there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of
Borrowers or Guarantors (or their predecessors in interest);

     3.4.  The execution and delivery by Borrowers and Guarantors of this
Amendment (a) are within each Borrower's and each Guarantor's corporate power, and (b) have been duly authorized by all necessary or proper corporate and shareholder action; and

     3.5.  This Amendment constitutes the legal, valid and binding obligation of
Borrowers and Guarantors enforceable against each of them in accordance with its terms.

If any of the  representations  or  warranties  contained  in this Section 3 are untrue or incorrect in any material respect,  such  untruthfulness or inaccuracy shall  constitute an Event of Default under the Loan and Security  Agreement and the other Financing Agreements.

4.   AMENDMENT EFFECTIVE DATE. This Amendment shall become effective as of the date first written above (the "Amendment Effective Date") upon the satisfaction of each of the following conditions:

     4.1.  Canpartners shall have received counterparts hereof executed by
Borrowers, Guarantors, and Canpartners;

     4.2.  Canpartners shall also have received the following each in form and substance satisfactory to Canpartners:

           (a) Existing Agent's letter of resignation in favor of Canpartners as new Agent under the Loan and Security Agreement (in its capacity as such, "New Agent") executed by Existing Agent, Borrowers, Guarantors, and Canpartners;

           (b) An Assignment and Acceptance Agreement dated the Amendment
           Effective Date from each Existing Lender executed by Existing Lender and Canpartners pursuant to which such Existing Lender assigns its entire interest in the Loan and Security Agreement to Canpartners;

           (c) A Notice of Assignment and Acceptance dated the Amendment
           Effective Date from each Existing Lender executed by such Existing
           Lender, Canpartners and Existing Agent;

           (d) Assignment of Security Interest in Patent Collateral dated on or about October 29, 2004 in favor of New Agent executed by Existing
           Agent, Borrowers, Guarantors and New Agent;

           (e) Assignment of Security Interest in Trademark Collateral dated
           October 29, 2004 in favor of New Agent executed by Existing Agent,
           Borrowers, Guarantors and New Agent;

           (f) Intercreditor Agreement dated October 29, 2004 executed by
           Working Capital Agent and Canpartners, and acknowledged and consented to by Borrowers and Guarantors.

     4.3   Canpartners shall have received a complete set of Financing
Agreements as executed and/or delivered on March 31, 2004 or at any time thereafter by any Borrower or Guarantor in connection with the Loan and Security
Agreement, together with a complete set of all other documents, instruments and certificates delivered to Existing Agent pursuant to Section 4 of the Loan and
Security Agreement.

     4.4   All of the representations and warranties of Borrowers and Guarantors contained in this Amendment, the Loan and Security Agreement and the other
Financing Agreements shall be true and correct in all material respects on and as of the Amendment Effective Date, as if then made;

     4.5.  Canpartners shall have received from Borrowers an officer's certificate, in form and substance satisfactory to Canpartners, certifying the satisfaction of the conditions precedent set forth in this Section 4, the truth and accuracy of the representations and warranties of Borrowers and Guarantors contained in this Amendment, the Loan and Security Agreement and the other
Financing Agreements including but not limited to the Information Certificate, and that no Default or Event of Default, has occurred and is continuing or would result from the execution of this Amendment.

     4.6   Canpartners shall have received, in form and substance satisfactory to Canpartners, (i) all releases, terminations and such other documents as
Canpartners may request to evidence and effectuate the assignment by the
Existing Lenders and Existing Agent of their respective financing arrangements with Borrowers and Guarantors and the assignment and release by it or them, as the case may be, of any interest in and to any assets and properties of each
Borrower and Guarantor, duly authorized, executed and delivered by it or each of them, including, but not limited to, (A) UCC assignment statements for all UCC financing statements previously filed by it or any of them or their predecessors, as secured party and any Borrower or Guarantor, as debtor; (B)
PPSA assignments for all PPSA financing statements previously filed by it or any of them or their predecessors as secured party and any Borrower or Guarantor, as debtor; and (C) assignment of any mortgages, deeds of trust or deeds to secure debt or any other lien, security interest or preferential arrangement by any
Borrower or Guarantor in favor of it or any of them, in form acceptable for recording with the appropriate Governmental Authority, and (ii) evidence that one or more of the Borrowers has acquired good and marketable title to the precious metals included in the collateral reports previously delivered to
Existing Agent, free and clear of all liens and encumbrances (except those in favor of Existing Agent);

     4.7   Canpartners shall have received records, satisfactory in form and substance to Canpartners, of all requisite corporate action and proceedings in connection with this Amendment and the other Financing Agreements, such documents to be certified by appropriate corporate officers or (as appropriate)
Governmental Authority (and including a copy of the certificate of incorporation and certificate of good standing of each Borrower and Guarantor certified by the
Secretary of State (or equivalent Governmental Authority) dated no earlier than
14 days prior to the Amendment Effective Date which shall set forth the same complete corporate name of such Borrower or Guarantor as is set forth herein and such document as shall set forth the organizational identification number of each Borrower or Guarantor, if one is issued in its jurisdiction of incorporation);

     4.8   No material adverse change shall have occurred in the assets, business or condition (financial or otherwise) of Borrowers since December 31,
2003, and no change or event shall have occurred which would impair the ability of any Borrower or Guarantor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Canpartners to enforce the Obligations or realize upon the Collateral;

     4.9   Canpartners shall have received, in form and substance satisfactory to Canpartners, all consents, waivers, acknowledgments and other agreements from third persons which Canpartners may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the
Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, Collateral Access
Agreements;

     4.10  The Excess Availability as determined by the Working Capital Agent, as of the date hereof, shall be not less than $10,000,000 after giving effect to
(i) the Loan to be made in connection with the transactions hereunder and (ii)
the initial Loans (as defined in the Working Capital Loan Agreement) made or to be made and Letter of Credit Accommodations (as defined in the Working Capital
Loan Agreement) issued or to be issued in connection with the initial transactions under the Working Capital Loan Agreement;

     4.11  Canpartners shall have received, in form and substance satisfactory to Canpartners, Deposit Account Control Agreements by and among Working Capital
Agent, Existing Agent, each Borrower and Guarantor, as the case may be and each bank where such Borrower (or Guarantor) has a deposit account listed in Schedule
4.11 hereto, in each case, duly authorized, executed and delivered by such bank and Borrower or Guarantor, as the case may be; provided, however, that if permission of the bank is required in order to assign the Deposit Account
Control Agreement, Canpartners shall have received, in form and substance satisfactory to Canpartners, such written permission from such bank;

     4.12  Canpartners shall have received the WHX Subordination Agreement, in form and substance satisfactory to Canpartners, duly authorized, executed and delivered by the parties thereto;

     4.13   Canpartners shall have received evidence, in form and substance satisfactory to Canpartners, that Canpartners has a valid perfected first priority security interest in all of the Collateral, subject (as to priority)
only to (i) the liens of the Working Capital Agent pursuant to the Working
Capital Lender Agreements and (ii) the liens expressly permitted under Sections
9.8(b) through (g) of the Loan and Security Agreement;

     4.14  Canpartners shall have received lien and judgment search results, in form and substance satisfactory to Canpartners, and dated no earlier than one month prior to the Amendment Effective Date, for the jurisdiction of organization of each Borrower and Guarantor, the jurisdiction of the chief executive office of each Borrower and Guarantor and all jurisdictions in which assets of Borrowers and Guarantors are located;

     4.15  Canpartners shall have received environmental audits of the Real
Property to be subject to the Mortgages conducted by an independent environmental engineering firm acceptable to Canpartners, and in form, scope and methodology satisfactory to Canpartners, confirming that (i) each Borrower and
Guarantor is in compliance with all material applicable Environmental Laws and
(ii) the absence of any material potential or actual liabilities of Borrowers or
Guarantors with respect to remediation of such Real Property and the absence of any material environmental problems;

     4.16  Canpartners shall have received, in form and substance satisfactory to
Canpartners, a valid and effective title insurance policy issued by a company and agent acceptable to Canpartners: (i) insuring the priority, amount and sufficiency of the Mortgages, (ii) insuring against matters that would be disclosed by surveys and (iii) containing any legally available endorsements, assurances or affirmative coverage requested by Canpartners for protection of its interests;

     4.17  Canpartners shall have received, in form and substance satisfactory to Canpartners, a certificate, dated of even date herewith, of the chief financial officer of Parent, stating that immediately after giving effect to the transactions contemplated to occur under this Agreement and the Working Capital
Loan Agreement on the date hereof, each Borrower and H& H Canada (on a stand-alone basis) is Solvent;

     4.18  Canpartners shall have received (i) true, correct and complete copies of the Working Capital Lender Agreements as duly authorized, executed and delivered by the parties thereto, which shall each be on terms and conditions acceptable to Canpartners and (ii) evidence that the transactions contemplated under the Working Capital Loan Agreement have been consummated prior to or contemporaneously with the execution of this Agreement;

     4.19  Borrowers shall have issued the WHX Subordinated Note and all other agreements, instruments and documents related thereto, which shall be in form and substance satisfactory to Canpartners, duly authorized, executed and delivered by the parties thereto;

     4.20  Canpartners shall have received copies of the shares of the stock certificates representing all of the issued and outstanding shares of the

                                       10

Capital Stock of each Borrower and Guarantor (other than Parent) and owned by any Borrower or Guarantor, in each case together with stock powers duly executed in blank with respect thereto, and shall have received evidence satisfactory to
Canpartners that the originals of such stock certificates and stock powers have been delivered to the Working Capital Agent;

     4.21  Canpartners shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Canpartners, and certificates of insurance policies and/or endorsements naming Canpartners as additional insured or loss payee as its interests may appear, as applicable;

     4.22  Canpartners shall have received, in form and substance satisfactory to
Canpartners, such opinion letters of United States and Canadian counsel to
Borrowers and Guarantors with respect to the Financing Agreements and such other matters as Canpartners may request;

     4.23  The other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to
Canpartners, in form and substance satisfactory to Canpartners;

     4.24  Canpartners shall have received the most recent audited financial statements of Parent and the most recent interim financial statement of Parent;
and

     4.25  No law, regulation, order, judgment or decree of any Governmental
Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loan, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing
Agreements or (ii) has or has a reasonable likelihood of having a Material
Adverse Effect.

5.   REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS.

     5.1.  Upon the Amendment Effective Date, each reference in the Loan and
Security Agreement to "this Agreement", "hereunder", "hereof" or words of like import, and each reference in the Financing Agreements to the "the Agreement" or
"the Loan and Security Agreement" or "the Term Loan and Security Agreement"
shall mean and be a reference to the Loan and Security Agreement as amended hereby.

     5.2.  This Amendment shall be limited solely to the matters expressly set forth herein and shall not (a) constitute an amendment or waiver of any term or condition of the Loan and Security Agreement or any other Financing Agreement, except as expressly provided in Section 2 above, (b) prejudice any right or rights which Canpartners together with its successors and assigns may now have or may have in the future under or in connection with the Loan and Security
Agreement or any other Financing Agreement, (c) require Canpartners together with its successors and assigns to agree to a similar transaction on a future occasion or (d) create any rights herein to another Person or other beneficiary or otherwise.

                                       11

     5.3.  Except to the extent specifically amended pursuant to Section 2 above, the respective provisions of the Loan and Security Agreement and the other
Financing Agreements shall not be amended, modified, waived, impaired or otherwise affected hereby, and such documents and the Obligations under each of them are hereby confirmed as being in full force and effect.

6. MISCELLANEOUS. This Amendment is a Loan Document. The headings herein are for convenience  of  reference  only and  shall not alter or  otherwise  affect  the meaning hereof.

7.  COUNTERPARTS  AND  FACSIMILE/ELECTRONIC  MAIL.  All  documents  delivered in connection with this Amendment and the assumption of obligations  under the Loan and Security Agreement by Canpartners contemplated hereby (i) may be executed in any  number of  separate  counterparts,  each of which  shall  collectively  and separately  constitute one agreement,  and (ii) may be delivered by facsimile or electronic  mail and each  such  document  if so  delivered  shall be  deemed an originally executed counterpart thereof.

8. GOVERNING LAW. THIS AMENDMENT, AND ALL MATTERS OF CONSTRUCTION,  VALIDITY AND
PERFORMANCE  HEREOF,  SHALL BE  GOVERNED  BY,  AND  CONSTRUED  AND  ENFORCED  IN
ACCORDANCE  WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE
AND  PERFORMED  IN THAT STATE AND ANY  APPLICABLE  LAWS OF THE UNITED  STATES OF
AMERICA.

9. NO STRICT  CONSTRUCTION.  The parties hereto have participated jointly in the negotiation  and  drafting  of this  Amendment.  In the  event an  ambiguity  or question of intent or interpretation  arises,  this Amendment shall be construed as if drafted  jointly by the  parties  hereto and no  presumption  or burden of proof shall arise favoring or disfavoring  any party by virtue of the authorship of any provisions of this Amendment.

     IN WITNESS WHEREOF, Borrowers, Guarantors, and Canpartners have caused this
Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                      CANPARTNERS INVESTMENTS IV, LLC

                                       By: /s/ Joshua S. Friedman
                                           ---------------------------------
                                           Name: Joshua S. Friedman
                                           Title:Managing Partner

BORROWERS

HANDY &  HARMAN

                                       12

By: /s/ P.E. Dixon
    -----------------------
    Name:  P.E. Dixon
    Title: Sr. Vice President, General Counsel and Secretary

OLYMPIC MANUFACTURING GROUP, INC.

By: /s/ P.E. Dixon
    ------------------------
    Name:  P.E. Dixon
    Title: Vice President and Secretary

CONTINENTAL INDUSTRIES, INC.

By: /s/ P.E. Dixon
    ------------------------
    Name:  P.E. Dixon
    Title: Vice President and Secretary

MARYLAND SPECIALTY WIRE, INC.

By: /s/ P.E. Dixon
    ------------------------
    Name:  P.E. Dixon
    Title: Vice President and Secretary

HANDY &  HARMAN TUBE COMPANY, INC.

By: /s/ P.E. Dixon
    ------------------------
    Name:  P.E. Dixon
    Title: Vice President and Secretary

CAMDEL METALS CORPORATION

By: /s/ P.E. Dixon
    ------------------------
    Name:  P.E. Dixon
    Title: Vice President and Secretary

                                       13

CANFIELD METAL COATING CORPORATION

By: R.K. Hynes
    -------------------------
    Name:  R.K. Hynes
    Title: Secretary

MICRO-TUBE FABRICATORS, INC.

By: /s/ P.E. Dixon
    ------------------------
    Name:  P.E. Dixon
    Title: Vice President and Secretary

INDIANA TUBE CORPORATION

By: /s/ P.E. Dixon
    ------------------------
    Name:  P.E. Dixon
    Title: Vice President and Secretary

LUCAS-MILHAUPT, INC.

By: /s/ P.E. Dixon
    ------------------------
    Name:  P.E. Dixon
    Title: Vice President and Secretary

HANDY &  HARMAN ELECTRONIC MATERIALS CORPORATION

By: /s/ P.E. Dixon
    ------------------------
    Name:  P.E. Dixon
    Title: Vice President and Secretary

                                       14

SUMCO INC.

By: /s/ P.E. Dixon
    ------------------------
    Name:  P.E. Dixon
    Title: Vice President and Secretary

GUARANTORS

HANDY &  HARMAN OF CANADA, LIMITED

By: /s/ P.E. Dixon
    ------------------------
    Name:  P.E. Dixon
    Title: Vice President and Secretary

ELE CORPORATION

By: /s/ P.E. Dixon
    ------------------------
    Name:  P.E. Dixon
    Title: Vice President and Secretary

ALLOY RING SERVICE INC.

By: /s/ P.E. Dixon
    ------------------------
    Name:  P.E. Dixon
    Title: Vice President and Secretary

DANIEL RADIATOR CORPORATION

By: /s/ P.E. Dixon
    ------------------------
    Name:  P.E. Dixon
    Title: Vice President and Secretary

                                       15

H& H PRODUCTIONS, INC.

By: /s/ P.E. Dixon
    ------------------------
    Name:  P.E. Dixon
    Title: Vice President and Secretary

HANDY &  HARMAN AUTOMOTIVE GROUP, INC.

By: /s/ P.E. Dixon
    ------------------------
    Name:  P.E. Dixon
    Title: Vice President and Secretary

HANDY &  HARMAN INTERNATIONAL, LTD.

By: /s/ P.E. Dixon
    ------------------------
    Name:  P.E. Dixon
    Title: Vice President and Secretary

HANDY &  HARMAN PERU, INC.

By: /s/ P.E. Dixon
    ------------------------
    Name:  P.E. Dixon
    Title: Vice President and Secretary

KJ-VMI REALTY, INC.

By: /s/ P.E. Dixon
    ------------------------
    Name:  P.E. Dixon
    Title: Vice President and Secretary

                                       16

PAL-RATH REALTY, INC.

By: /s/ P.E. Dixon
    ------------------------
    Name:  P.E. Dixon
    Title: Vice President and Secretary

PLATINA LABORATORIES, INC.

By: /s/ P.E. Dixon
    ------------------------
    Name:  P.E. Dixon
    Title: Vice President and Secretary

SHEFFIELD STREET CORPORATION

By: /s/ P.E. Dixon
    ------------------------
    Name:  P.E. Dixon
    Title: Vice President and Secretary

SWM, INC.

By: /s/ P.E. Dixon
    ------------------------
    Name:  P.E. Dixon
    Title: Vice President and Secretary

WILLING B WIRE CORPORATION

By: /s/ P.E. Dixon
    ------------------------
    Name:  P.E. Dixon
    Title: Vice President and Secretary